Exhibit 99.1

Rally Announces First Quarter Fiscal Year 2016 Financial Results

BOULDER, Colo., June 4, 2015 /PRNewswire/ — Rally (NYSE: RALY), a leading global provider of software and services to drive agility, today announced financial results for its first quarter of fiscal year 2016 ended April 30, 2015.

First quarter fiscal year 2016 results:

•                  Revenues of $24.5 million, an increase of 26% compared to the same period one year ago.

•                  GAAP net loss of $(6.9) million, or a loss of $(0.27) per basic and diluted share based on 25.5 million weighted average shares of common stock outstanding, as compared to a GAAP net loss of $(8.5) million, or a loss of $(0.34) per basic and diluted share based on 24.8 million weighted average shares of common stock outstanding in the same period one year ago.

•                  Non-GAAP net loss of $(5.2) million, or $(0.20) per basic and diluted share, as compared to a non-GAAP net loss of $(6.8) million, or $(0.27) per basic and diluted share in the same period one year ago (see the table titled “Reconciliation of GAAP to non-GAAP Financial Measures”).

•                  Total paid seats increased to over 276,000, a 22% increase over the total paid seats in the same period one year ago.

Cash flow from operations in the first quarter was $1.2 million. Cash and cash equivalents and short-term investments at April 30, 2015, excluding restricted cash, were $67.7 million.

About Rally

Rally delivers software and services that drive agility. Organizations worldwide use Rally’s solutions to navigate evolving market demands, improve performance, and accelerate the pace of innovation to deliver value faster. Rally’s enterprise-class cloud-based platform transforms the way organizations manage the software development lifecycle by aligning software development with strategic business objectives, facilitating collaboration, and increasing transparency. By applying Agile and Lean approaches, Rally’s consulting and training services help companies innovate, lead, adapt, and deliver.

© 2015 Rally Software Development Corp. All rights reserved. Rally, Rally Software, and the Rally logo are trademarks or registered trademarks of Rally Software Development Corp. in the United States and other countries. All other trademarks are properties of their respective owners.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), we have provided certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP results for cost of revenue, gross profit, gross margin, operating expenses, net loss and basic and diluted net loss per share, which are in addition to, and, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Our non-GAAP financial measures exclude stock-based compensation expense and amortization of acquired intangible assets. We believe the presentation of operating results excluding stock-based compensation expense and the amortization of acquired intangible assets provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods and is therefore useful to investors in analyzing and assessing our past and future operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Investor Relations contact:
Rally Software Development Corp.
ir@rallydev.com

Rally Software Development Corp.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	April 30,	January 31,
	2015	2015
ASSETS

Current assets:
Cash and cash equivalents	$14,564	$15,175
Short-term investments	53,152	51,410
Restricted cash	—	15
Accounts receivable, net	19,014	25,986
Other receivables	384	117
Prepaid expenses and other current assets	3,799	3,393
Total current assets	90,913	96,096

Property and equipment, net	5,444	5,419
Goodwill	2,049	2,104
Intangible assets, net	1,250	1,382
Restricted cash	4,200	4,200
Other assets	503	671

Total assets	$104,359	$109,872

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,467	$3,230
Accrued liabilities	4,353	5,511
Deferred revenue	43,733	43,978
Other current liabilities	2,657	1,909
Total current liabilities	54,210	54,628

Deferred revenue, net of current portion	458	697
Other long-term liabilities	1,105	876

Total liabilities	55,773	56,201

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	185,374	183,532
Accumulated deficit	(136,350)	(129,424)
Accumulated other comprehensive income (loss)	(441)	(440)
Total stockholders’ equity	48,586	53,671

Total liabilities and stockholders’ equity	$104,359	$109,872

Rally Software Development Corp.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 30,
	2015	2014
Revenue:
Subscription and support	$19,203	$16,105
Perpetual license	267	639
Total product revenue	19,470	16,744

Professional services	4,981	2,687

Total revenue	24,451	19,431

Cost of revenue (1) (2):
Product	2,977	2,396
Professional services	4,033	2,771
Total cost of revenue	7,010	5,167

Gross profit	17,441	14,264

Operating expenses (1):
Sales and marketing	12,992	11,410
Research and development	6,314	5,986
General and administrative	5,164	5,188
Total operating expenses	24,470	22,584

Loss from operations	(7,029)	(8,320)

Other income (expense):
Interest and other income	52	39
Loss on foreign currency transactions and other gain (loss)	(84)	(82)

Loss before provision for income taxes	(7,061)	(8,363)
Provision (credit) for income taxes	(135)	118
Net loss	$(6,926)	$(8,481)

Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.34)

Weighted average common shares outstanding, basic and diluted	25,538	24,816

(1) Includes stock-based compensation expense as follows:

	Three Months Ended
	April 30,
	2015	2014
Cost of product revenue	$94	$95
Cost of professional services revenue	73	89
Sales and marketing	435	438
Research and development	305	412
General and administrative	656	522

	$1,563	$1,556

(2) Includes amortization expense of acquired intangible assets as follows:

Cost of product revenue	$132	$132

Rally Software Development Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	April 30,
	2015	2014
Cash flow from operating activities:
Net loss	$(6,926)	$(8,481)

Adjustments to reconcile net loss to net cash provided by (used) in operating activities:
Depreciation and amortization	762	724
Noncash stock-based compensation expense	1,563	1,556
Other	5	19
Changes in operating assets and liabilities:
Accounts receivable	6,972	5,742
Other receivables	(268)	(30)
Prepaid and other current assets	(405)	(867)
Restricted cash	15	—
Other assets	155	36
Accounts payable and accrued expenses	(1,159)	(1,183)
Deferred revenue	(484)	(1,075)
Other current liabilities	748	815
Other long-term liabilities	228	(15)

Net cash provided by (used) in operating activities	1,206	(2,759)

Cash flow from investing activities:
Purchase of property and equipment	(365)	(648)
Purchase of investments	(27,958)	—
Proceeds from maturities of investments	26,225	—
Proceeds from sale of property and equipment	1	1

Net cash (used) in investing activities	(2,097)	(647)

Cash flow from financing activities:
Proceeds from exercise of common stock options	470	246
Proceeds from issuance of common stock warrants	20	—
Payment of payroll taxes related to net settled restricted stock units	(210)	—

Net cash provided by financing activities	280	246

Net (decrease) in cash and cash equivalents during period	(611)	(3,160)

Cash and cash equivalents at beginning of period	15,175	88,891
Cash and cash equivalents at end of period	$14,564	$85,731

Rally Software Development Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 30,
	2015	2014

GAAP product cost of revenue	$2,977	$2,396
Amortization expense of acquired intangible assets	(132)	(132)
Stock-based compensation expense	(94)	(95)
Non-GAAP product cost of revenue	$2,751	$2,169

GAAP professional services cost of revenue	$4,033	$2,771
Stock-based compensation expense	(73)	(89)
Non-GAAP professional services cost of revenue	$3,960	$2,682

GAAP gross profit	$17,441	$14,264
Amortization expense of acquired intangible assets	132	132
Stock-based compensation expense	167	184
Non-GAAP gross profit	$17,740	$14,580

Gross margin:
GAAP	71%	73%
Non-GAAP	73%	75%

Product gross margin:
GAAP	85%	86%
Non-GAAP	86%	87%

Professional services gross margin:
GAAP	19%	(3)%
Non-GAAP	20%	0%

GAAP sales and marketing expense	$12,992	$11,410
Stock-based compensation expense	(435)	(438)
Non-GAAP sales and marketing expense	$12,557	$10,972

GAAP research and development expense	$6,314	$5,986
Stock-based compensation expense	(305)	(412)
Non-GAAP research and development expense	$6,009	$5,574

GAAP general and administrative expense	$5,164	$5,188
Stock-based compensation expense	(656)	(522)
Non-GAAP general and administrative expense	$4,508	$4,666

GAAP net loss	$(6,926)	$(8,481)
Amortization expense of acquired intangible assets	132	132
Stock-based compensation expense	1,563	1,556
Non-GAAP net loss	$(5,231)	$(6,793)

Basic and diluted net loss per share:
GAAP basic and diluted net loss per share	$(0.27)	$(0.34)
Amortization expense of acquired intangible assets	0.01	0.01
Stock-based compensation expense	0.06	0.06
Non-GAAP basic and diluted net loss per share	$(0.20)	$(0.27)

Shares used to calculate basic and diluted net loss per share	25,538	24,816